Exhibit 99.1

WaMu Capital Corp.
Prelim WMALT 2005-3 30yr Jumbo No Doc PUD
Summary Report
7 records
Balance: 3,021,803

Selection Criteria: 30yr Jumbo
 Table of Contents
  Disclaimer
  Summary
  Loan Purpose
  Occupancy Type
  Interest Only

1. Disclaimer

The information contained herein has been prepared solely for the use of WaMu Capital Corp and has not been independently verified by WaMu Capital Corp. Accordingly, WaMu Capital Corp makes no express or implied representations or warranties of any kind and expressly disclaims all liability for any use or misuse of the contents hereof. WaMu Capital Corp assumes no responsibility for the accuracy of any material contained herein. The information contained herein will be superseded by the description of the mortgage loans contained in the Prospectus Supplement. Such information supersedes the information in all prior collateral terms sheets, if any.

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2. Summary

Total Number of Loans: 7
Total Balance: 3,021,802.52
AVG Loan Size: 431,686.07
Weighted Average Gross Rate: 5.889
Non-Zero Weighted Average Original LTV: 66.81
Non-Zero Weighted Average FICO: 697
Non-Zero Weighted Average DTI: 36.47

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3. Loan Purpose

Loan Purpose	Count	Balance	%	Note Rate	Term	NZWA Fico	NZLTV Ratio	AVG Loan Size
Purchase	1	371,702.52	12.30	7.125	360	722	80	371,702.52
Refi - Cash Out	4	1,827,600.00	60.48	5.906	360	691	61	456,900.00
Refi - Rate Term	2	822,500.00	27.22	6.211	360	697	75	411,250.00
Total:	7	3,021,802.52	100.00	6.139	360	697	67	431,686.07

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4. Occupancy Type

Occupancy Type	Count	Balance	%	Note Rate	Term	NZWA Fico	NZLTV Ratio	AVG Loan Size
Owner Occupied	7	3,021,802.52	100.00	6.139	360	697	67	431,686.07
Total:	7	3,021,802.52	100.00	6.139	360	697	67	431,686.07

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5. Interest Only

Interest Only	Count	Balance	%	Note Rate	Term	NZWA Fico	NZLTV Ratio	AVG Loan Size
0	3	1,394,702.52	46.15	6.249	360	683	69	464,900.84
120	4	1,627,100.00	53.85	6.045	360	708	65	406,775.00
Total:	7	3,021,802.52	100.00	6.139	360	697	67	431,686.07

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Apr 5, 2005 11:37